21 February 2011
Matter No.:875380
Doc Ref: 353799
852 2842 9530
Richard.Hall@conyersdill.com
SGOCO Group, Ltd.
SGOCO Technology Park
Loushan, Jinjiang City, Fujian
People’s Republic of China 362200

Dear Sirs,

Re: SGOCO Group, Ltd. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the issue by the Company of up to 1,225,585 ordinary shares, par value US$0.001 per share (the “Plan Shares”) to certain employees of the Company under the SGOCO Group, Ltd 2010 Equity Plan (the “Plan”), as described in the prospectus contained in the registration statement on Form S-8 filed with the United States Securities and Exchange Commission on or about 21 February 2010 (the “Registration Statement”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Plan;

(ii)	the Registration Statement; and

(iii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company certified by the secretary of the Company on 15 February 2011, (2) copies of the minutes of a meeting of the board of directors of the Company held on 27 September 2010, resolutions in writing of all the directors of the Company dated 15 February 2011 and the minutes of a meeting of the members of the Company held on 17 November 2010 (the “Resolutions”), (3) the register of members of the Company, (4) a certificate of good standing issued by the Cayman Islands Registrar of Companies on 15 February 2011 (the “Certificate Date”) and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (iv) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (v) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission in substantially the same form as that examined by us for purposes of this opinion; and (vi) that on the issue of the Plan Shares, the Company will receive consideration for each Plan Share in an amount not less than the par value of the ordinary shares in the authorised share capital of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely in respect of the issue of the Plan Shares and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.
The issue of the Plan Shares has been duly authorised and when the Plan Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Plan, the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus contained in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

Conyers Dill & Pearman